EXHIBIT 99.2

Miromatrix Medical Inc. Announces Pricing of $10 Million Public Offering of Common Stock

EDEN PRAIRIE, Minn.—(GLOBE NEWSWIRE)— March 7, 2023— Miromatrix Medical Inc. (“Miromatrix”) (Nasdaq: MIRO), a life sciences company pioneering a novel technology for bioengineering fully transplantable organs to help save and improve patients’ lives, today announced the pricing of an underwritten public offering of 6,250,000 shares of its common stock at a price to the public of $1.60 per share, before underwriting discounts and commissions. The gross proceeds to Miromatrix from the offering, before deducting underwriting discounts and commissions and other offering expenses payable by Miromatrix are expected to be $10.0 million. The offering is expected to close on March 10, 2023, subject to customary closing conditions. Additionally, Miromatrix has granted the underwriter a 30-day option to purchase up to an additional 937,500 shares of its common stock at the public offering price, less underwriting discounts and commissions. All of the shares of common stock in the offering will be sold by Miromatrix. Piper Sandler & Co. is acting as the book-running manager and Craig-Hallum is acting as the lead manager for the offering.

The shares are being offered by Miromatrix pursuant to a shelf registration statement on Form S-3 (Registration No. 333-265980) that was initially filed with the Securities and Exchange Commission (“SEC”) on July 1, 2022 and declared effective by the SEC on July 11, 2022. The offering is being made by means of a prospectus supplement and accompanying prospectus that form part of the registration statement. A preliminary prospectus supplement and accompanying prospectus relating to, and describing the terms of, the offering has been filed with the SEC and is available on the SEC’s website at www.sec.gov. A final prospectus supplement and accompanying prospectus relating to the offering will be filed with the SEC. Copies of the prospectus supplement and the accompanying prospectus relating to this offering can be obtained, when available, by contacting: Piper Sandler & Co., Attention: Prospectus Department, 800 Nicollet Mall, J12S03, Minneapolis, MN 55402, by telephone at (800) 333-6000, or by email at prospectus@psc.com.

This press release does not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Miromatrix

Miromatrix Medical Inc. is a life sciences company pioneering a novel technology for bioengineering fully transplantable human organs to help save and improve patients’ lives. The Company has developed a proprietary perfusion technology platform for bioengineering organs that it believes will efficiently scale to address the shortage of available human organs. The Company’s initial development focus is on human livers and kidneys. For more information, visit miromatrix.com.

Cautionary Statement Regarding Forward-Looking Statements

Statements contained in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Words such as “anticipates,” “believes,” “expects,” “intends,” “plans,” “potential,” “projects,” “would,” and “future,” or similar expressions, are intended to identify forward-looking statements. These forward-looking statements reflect Miromatrix’s current beliefs and expectations and involve risks and uncertainties that could cause actual results to differ significantly from those expressed or implied by such forward-looking statements.

Forward-looking statements contained in this press release include, but are not limited to: the closing of Miromatrix’s public offering and the anticipated gross proceeds therefrom. Each of these forward-looking statements involves substantial risks and uncertainties that could cause actual results to differ significantly from those expressed or implied by such forward-looking statements, including, without limitation, risks and uncertainties related to: uncertainties in the investigational new drug application process, including the FDA delaying or barring Miromatrix from initiating Phase 1 clinical trials, uncertainties inherent in the results of preliminary data and preclinical studies being predictive of the results of later-stage clinical trials, initiation, enrollment and maintenance of patients, and completion of clinical trials, availability and timing of data from ongoing clinical trials, expectations for the timing and steps required in the regulatory review process, including Miromatrix’s ability to obtain regulatory clearance to commence clinical trials, expectations for regulatory approvals, the impact of competitive products, Miromatrix’s ability to enter into agreements with strategic partners and other matters that could affect the availability or commercial potential of its product candidates, business or economic disruptions due to catastrophes or other events, including natural disasters or public health crises such as the coronavirus (referred to as COVID- 19), and geopolitical risks, including the current war between Russia and Ukraine.

The foregoing sets forth many, but not all, of the factors that could cause actual results to differ from Miromatrix’s expectations in any forward-looking statement. Additional risks and factors that may affect results are set forth in Miromatrix’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2021, and its subsequent quarterly reports on Form 10-Q and current reports on Form 8-K. Any forward-looking statement speaks only as of the date of this press release, and, except as required by law, Miromatrix does not assume any obligation to update any forward-looking statement to reflect new information, events, or circumstances.

Investor Contact:

Greg Chodaczek

347-620-7010

ir@miromatrix.com

Media Contact:

Christina Campbell

612-280-0249

christina@media-minefield.com